             SUBSIDIARIES OF DRUMMOND FINANCIAL CORPORATION



                                                          Shareholding
                                 Jurisdiction          at June 30, 2000
Name of Subsidiary              of Incorporation            (Direct)
------------------              ----------------        ---------------

CVD Financial Corporation          Washington                  100%
CVD Financial Corporation        British Columbia              100%
Drummond Financial (B.C.) Ltd    British Columbia              100%
